PRESS RELEASE

For immediate release

TRICO MARINE SERVICES REPORTS 2005 FOURTH QUARTER AND YEAR END RESULTS -2005 OPERATING INCOME INCREASED $91 MILLION OVER 2004

HOUSTON, February 27, 2006 /PRNewswire-FirstCall/ -- Trico Marine Services, Inc. (NASDAQ: TRMA - News) (the “Company” or “Trico”) today announced its financial results for the quarter and year ended December 31, 2005.

Highlights for the Quarter

•
Net income was $7.9 million for the fourth quarter of 2005, or $0.57 per share (diluted). The fourth quarter net income and earnings per share were reduced by a net pre-tax charge of $4.4 million ($4.6 million or $0.33 per diluted share on an after-tax basis) comprising a loss on early retirement of debt of $4.0 million and a loss on assets held for sale of $2.2 million, offset by gains on sales of assets of $1.8 million. Net income without the effects of these charges would have been $12.5 million or $0.90 per share (diluted). The following table sets forth our net income for the fourth quarter of 2005, including the charges discussed above, and provides a reconciliation of adjusted net income to net income recorded under U.S. GAAP:

(In thousands, except for per share data)

	Fourth Quarter of 2005
		Earnings Per Share
	Results	(diluted)
Net income, as reported	$7,879	$0.57
Adjustments:
Loss on early retirement of debt	3,950	0.28
Loss on assets held for sale	2,237	0.16
Gains on sales of assets	(1,818)	(0.13)
Tax effect of above items	240	0.02
Non-GAAP adjusted net income	$12,488	$0.90

•
Operating income was $16.4 million, the highest operating income since the second quarter of 1998, and represents an 8% increase over the operating income of $15.2 million for the third quarter of 2005. Included in both operating income amounts is the benefit of approximately $3.1 million for the fourth quarter and $3.2 million for the third quarter of non-cash amortization of deferred revenue. Operating income in the fourth quarter was negatively affected by a net charge of $0.4 million comprising a loss on assets held for sale of $2.2 million, offset by gains on sales of assets of $1.8 million.

•
Propelled by our highest average day rates ever in the Gulf of Mexico, near-capacity utilization levels for our actively marketed Gulf of Mexico vessels and a robust North Sea market, charter hire revenues for the fourth quarter of 2005 increased to a seven-year high of $50.6 million, an increase of 15% over the third quarter 2005 charter hire revenues of $43.9 million.

2401 FOUNTAINVIEW - SUITE 920 - HOUSTON, TEXAS 77057 - (713)780-9926 - FAX (713)780-0062

Highlights for the Year

•	We generated our highest annual operating income since 1998 of $42.7 million.
•
Our combined charter hire revenues were $171.8 million in 2005, our highest charter hire revenues since 2001, representing an increase of $59.5 million or 53% compared to charter hire revenues of $112.3 million in 2004.

•	We raised $95.3 million of proceeds, net of expenses, from a public offering of 4,273,500 primary shares of our common stock.
•	We prepaid and retired our $75 million U.S. credit facility in November 2005.
•	We reduced our debt, net of unrestricted cash, by $388.7 million to an unrestricted cash balance, net of debt, of $4.7 million at year-end 2005.

Summary Results

(In thousands, except per share data and day rates)	Three months ended December 31, 2005	Three months ended September 30, 2005	Non-GAAP Combined Results for the year ended December 31, 2005(1)	Year ended December 31, 2004
Charter hire revenues	$50,606	$43,872	$171,822	$112,315
Operating income	16,434	15,217	42,695	(48,719)
Net income	7,879	8,550	(41,261)	(95,952)
Diluted EPS	$0.57	$0.81	N/A	($2.60)

Day Rates:
Supply / Anchor Handling (North Sea class)	$16,751	$16,637	$16,300	$10,875
Supply Vessels (Gulf class)	8,300	6,367	6,493	4,479

Utilization:
Supply / Anchor Handling (North Sea class)	96%	92%	92%	82%
Supply Vessels (Gulf class)	67%	62%	60%	48%

(1) Includes periods of both the Successor and Predecessor Companies, before and after our reorganization. The combined results for the year ended December 31, 2005 represent a non-GAAP financial measure due to our reorganization.

Trico’s President and Chief Executive Officer, Trevor Turbidy, commented, “Activity in the Gulf of Mexico continues to be exceptionally strong with 34% of our charter hire revenues for 2005 coming from our U.S. Gulf operations and we continue to see our average day rates in the Gulf increasing as charters roll over. Our North Sea class vessels contributed 49% of our charter hire revenues for 2005 and had improved utilization with continued strong day rates. Due to the sustained growth in OSV markets worldwide and our improved balance sheet, our cash flow generation has increased substantially, and as a result, we continue to make progress on our strategic plan and look forward to further enhancing shareholder value in 2006.”

Charter hire revenues for the quarter ended December 31, 2005 increased 15% to $50.6 million on a sequential quarter basis and increased 53% to $171.8 million on an annual basis. The increase in charter hire revenues for the fourth quarter and annually was primarily due to increased utilization and day rates in all vessel classes, which was a result of continued increased drilling and production activities. In the Gulf of Mexico, day rates increased substantially due to continued increased exploration activity and work associated with recent hurricanes. Our Gulf of Mexico utilization for the actively marketed fleet was 94% and 92% for the fourth quarter and year ended 2005, respectively.

In January 2006, North Sea day rates averaged $14,600 with utilization of 95% while day rates for our Gulf class supply vessels averaged $9,693 with utilization of 65%, or 93% for all actively marketed vessels.

Direct vessel operating expenses increased 12% from $19.9 million in the third quarter of 2005 to $22.2 million in the fourth quarter of 2005. The increase is primarily due to increased labor costs in the North Sea and increased supplies and repairs costs offset by reduced marine inspection costs. In both periods, marine inspection costs have been expensed as incurred. Direct operating expenses included $1.4 million of marine inspection costs for the fourth quarter of 2005 and $2.2 million of marine inspection costs for the third quarter of 2005.

Direct vessel operating expenses increased $4.6 million or 6% when comparing 2004 to 2005. The increase is primarily due to $7.2 million of marine inspection costs included in operating costs in 2005, partially offset by decreases in pension expenses, supplies and maintenance and repairs.

General and administrative expenses increased from $6.2 million in the third quarter of 2005 to $8.2 million in the fourth quarter, and from $16.8 million to $25.4 million when comparing 2004 to 2005. Increased general and administrative expenses can be largely attributed to costs associated with upgrading our management team, the adoption of an annual incentive cash bonus plan and higher consulting fees.

The Company emerged from Chapter 11 protection pursuant to a previously announced plan of reorganization that became effective on March 15, 2005. Accordingly, for accounting purposes, financial statements for periods after March 15, 2005 relate to a new reporting entity (the “Successor Company”) and in many respects are not directly comparable to prior periods of the old reporting entity (the “Predecessor Company”). A reconciliation of the combined results for the year ended December 31, 2005 to the results for the Successor Company and the Predecessor Company is attached to this press release.

About Trico

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the North Sea, Gulf of Mexico, West Africa, Mexico and Brazil. The services provided by the Company’s diversified fleet of vessels include the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment from one location to another; and support for the construction, installation, repair and maintenance of offshore facilities. Trico has its principal office in Houston, Texas.

Certain statements in this press release that are not historical fact may be "forward looking statements." Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company's results of operations or financial condition, are included in the Company's Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended December 31, 2005	Three months ended September 30, 2005
Revenues:
Charter hire	$50,606	$43,872
Amortization of non-cash deferred revenues	3,065	3,235
Other vessel income	235	19
Total revenues	53,906	47,126

Operating expenses:
Direct vessel operating expenses and other	22,233	19,886
General and administrative	8,161	6,205
Depreciation and amortization expense	6,659	6,247
Loss on assets held for sale	2,237	-
Gain on sales of assets	(1,818)	(429)
Total operating expenses	37,472	31,909

Operating income	16,434	15,217

Interest expense	(1,495)	(2,255)
Amortization of deferred financing costs	(76)	(97)
Loss on early retirement of debt	(3,950)	-
Other income (loss), net	488	(265)
Income before income taxes	11,401	12,600

Income tax expense	3,522	4,050

Net income	$7,879	$8,550

Basic income per common share:
Net income	$0.58	$0.83
Average common shares outstanding	13,504,657	10,294,250

Diluted income per common share:
Net income	$0.57	$0.81
Average common shares outstanding	13,924,371	10,577,956

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

		Successor Company	Predecessor Company
	Combined Results for the Year ended December 31, 2005	Period from March 15, 2005 through December 31, 2005	Period from January 1, 2005 through March 14, 2005	Year ended December 31, 2004
Revenues:
Charter hire	$171,822	$141,953	$29,869	$112,315
Amortization of non-cash deferred revenues	10,137	10,137	-	-
Other vessel income	326	309	17	195
Total revenues	182,285	152,399	29,886	112,510

Operating expenses:
Direct vessel operating expenses and other	85,298	69,081	16,217	80,712
General and administrative	25,417	21,387	4,030	16,815
Amortization of marine inspection costs	2,055	-	2,055	11,432
Depreciation and amortization expense	27,106	20,403	6,703	32,931
Impairment of long-lived assets	-	-	-	8,584
Loss on assets held for sale	2,237	2,237	-	10,725
(Gain) loss on sales of assets	(2,523)	(2,525)	2	30
Total operating expenses	139,590	110,583	29,007	161,229

Operating income (loss)	42,695	41,816	879	(48,719)

Reorganization costs	(6,659)	-	(6,659)	(8,617)
Gain on debt discharge	166,459	-	166,459	-
Fresh-start adjustments	(219,008)	-	(219,008)	-
Interest expense	(8,370)	(6,430)	(1,940)	(33,405)
Amortization of deferred financing costs	(335)	(285)	(50)	(7,813)
Loss on early retirement of debt	(3,950)	(3,950)	-	(618)
Other income, net	218	213	5	152
Income (loss) before income taxes	(28,950)	31,364	(60,314)	(99,020)

Income tax expense (benefit)	12,311	11,264	1,047	(3,068)

Net income (loss)	$(41,261)	$20,100	$(61,361)	$(95,952)

Basic income (loss) per common share:
Net income (loss)		$1.78	$(1.66)	$(2.60)
Average common shares outstanding		11,271,786	36,908,505	36,876,152

Diluted income (loss) per common share:
Net income (loss)		$1.74	$(1.66)	$(2.60)
Average common shares outstanding		11,558,100	36,908,505	36,876,152

	Month of	Three months Ended December 31,		Year Ended December 31,
Average Day Rates:	January 2006	2005	2004	2005(1)	2004
PSV/AHTS (North Sea class)	$14,600	$16,751	$12,461	$16,300	$10,875
Supply (Gulf class)	9,693	8,300	4,811	6,493	4,479
Crew/line handling	3,147	2,798	2,639	2,402	2,522
	___________
Utilization:
PSV/AHTS (North Sea class)	95%	96%	89%	92%	82%
Supply (Gulf class)(2)	65%	67%	54%	60%	48%
Crew/line handling	80%	90%	89%	90%	89%

Average Number of Vessels:
PSV/AHTS (North Sea class)	16.0	16.0	18.0	16.8	18.5
Supply (Gulf class)	45.0	46.6	48.0	47.6	48.0
Crew/line handling	11.0	14.7	17.0	16.4	17.0

(1) Results and day rates for the year ended December 31,2005 comprise results of both the Successor and Predecessor Companies, before and after our emergence from bankruptcy.

(2) Stacked vessels are included in the calculation of utilization. Excluding stacked vessels, our supply vessel utilization was 93% during the month of January 2006, 94% and 84% during the three month periods ended December 31, 2005 and 2004, respectively, and 92% and 77% for the years ended December 31, 2005 and 2004, respectively.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share amounts)

	Successor Company	Predecessor Company
	December 31,	December 31,
ASSETS	2005	2004
Current assets:
Cash and cash equivalents	$51,218	$13,170
Restricted cash	570	1,293
Accounts receivable, net	42,986	34,373
Prepaid expenses and other current assets	3,484	1,405
Assets held for sale	5,853	3,883
Total current assets	104,111	54,124

Property and equipment:
Land and buildings	1,844	3,774
Marine vessels	241,360	659,289
Construction-in-progress	235	32
Transportation and other	1,566	5,240
	245,005	668,335
Less accumulated depreciation and amortization	19,359	209,124
Net property and equipment	225,646	459,211

Restricted cash - noncurrent	7,253	6,232
Other assets	7,212	31,188
Total assets	$344,222	$550,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term and current maturities of debt	$36,610	$60,902
Accounts payable	6,295	6,495
Accrued expenses	10,715	7,994
Accrued insurance reserve	3,426	4,420
Accrued interest	288	518
Income taxes payable	518	455
Total current liabilities	57,852	80,784

Liabilities subject to compromise:
Senior Notes	-	250,000
Accrued interest on Senior Notes	-	25,179

Long-term debt, including premiums	9,928	86,229
Deferred income taxes	46,055	40,010
Deferred revenues on unfavorable contracts	5,379	-
Other liabilities	2,576	4,712
Total liabilities	121,790	486,914

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value	-	-
Old Common stock, $.01 par value	-	370
New Common stock, $.01 par value	146	-
Warrants - Series A	1,649	-
Warrants - Series B	634	-
Additional paid-in capital	209,538	338,071
Retained earnings (accumulated deficit)	20,100	(310,797)
Unearned compensation	(1,395)	(119)
Cumulative foreign currency translation adjustment	(8,240)	36,317
Treasury stock, at par value	-	(1)
Total stockholders' equity	222,432	63,841

Total liabilities and stockholders' equity	$344,222	$550,755

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

		Successor Company	Predecessor Company
	Combined Results for the Year ended December 31, 2005	Period from March 15, 2005 through December 31, 2005	Period from January 1, 2005 through March 14, 2005	Year ended December 31, 2004
Net income (loss)	$(41,261)	$20,100	$(61,361)	$(95,952)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	29,444	20,636	8,808	55,077
Amortization of deferred revenues	(10,137)	(10,137)	-	-
Deferred marine inspection costs	(1,277)	-	(1,277)	(11,360)
Deferred income taxes	10,782	9,385	1,397	(3,388)
Gain on debt discharge	(166,459)	-	(166,459)	-
Fresh start adjustments	219,008	-	219,008	-
Impairment of long-lived assets	-	-	-	8,584
Loss on assets held for sale	2,237	2,237	-	10,725
Loss on early retirement of debt	3,950	3,950	-	618
Loss (gain) on sales of assets	(2,523)	(2,525)	2	30
Provision for doubtful accounts	708	668	40	565
Stock compensation expense	2,021	2,012	9	66
Change in operating assets and liabilities:
Accounts receivable	(10,284)	(12,688)	2,404	(3,065)
Prepaid expenses and other current assets	(1,390)	(760)	(630)	163
Accounts payable and accrued expenses	3,047	(4,629)	7,676	23,380
Other, net	(1,524)	(1,075)	(449)	(204)
Net cash provided by (used in) operating activities	36,342	27,174	9,168	(14,761)

Cash flows from investing activities:
Purchases of property and equipment	(2,761)	(1,814)	(947)	(6,155)
Proceeds from sales of assets	6,988	6,988	-	3,831
Increase in restricted cash	(374)	(882)	508	(5,677)
Other, net	(211)	-	(211)	2,857
Net cash provided by (used in) investing activities	3,642	4,292	(650)	(5,144)

Cash flows from financing activities:
Net proceeds from issuance of common stock	95,323	95,323	-	-
Net proceeds from exercises of warrants and option	1,806	1,806	-	-
Proceeds from issuance of debt	115,100	60,550	54,550	55,365
Repayment of debt	(213,151)	(156,380)	(56,771)	(48,280)
Proceeds from sale-leaseback transactions	-	-	-	2,746
Deferred financing costs and other	(375)	-	(375)	(2,783)
Net cash (used in) provided by financing activities	(1,297)	1,299	(2,596)	7,048

Effect of exchange rate changes on cash and cash equivalents	(639)	(701)	62	135

Net increase (decrease) in cash and cash equivalents	38,048	32,064	5,984	(12,722)
Cash and cash equivalents at beginning of period	13,170	19,154	13,170	25,892
Cash and cash equivalents at end of period	$51,218	$51,218	$19,154	$13,170